United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 13, 2020

Date of Report (Date of earliest event reported)

Newborn Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39230	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 801, Building C SOHO Square, No. 88 Zhongshan East 2nd Road, Huangpu District Shanghai, China	200002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 155 0219 5891

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	NBAC	The Nasdaq Stock Market LLC
Warrants	NBACW	The Nasdaq Stock Market LLC
Units	NBACU	The Nasdaq Stock Market LLC
Rights	NBACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2020, the registration statement (File No. 333-235788) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Newborn Acquisition Corp.(the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated February 13, 2020, by and between the Company and Chardan Capital Markets, LLC (“Chardan”), as representative of the underwriters;

●	A Warrant Agreement, dated February 13, 2020, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Rights Agreements, dated February 13, 2020, by and between the Company and Continental Stock Transfer & Trust Company;

●	Unit Purchase Option, dated February 19, 2020, by and between the Company and Chardan;

●	Letter Agreements, dated February 13, 2020, by and between the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated February 13, 2020, by and between Continental Stock Transfer & Trust Company and the Company;

●	An Escrow Agreement, dated February 13, 2020, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company; and

●	A Registration Rights Agreement, dated February 13, 2020, by and among the Company and the initial shareholders of the Company.

On February 19, 2020, the Company consummated the IPO of 5,750,000 units (the “Units”) (which includes full exercise of the underwriter’s over-allotment option). Each Unit consists of one ordinary share (“Ordinary Share”), one warrant (“Warrant”) entitling its holder to purchase one-half of one Ordinary Share at a price of $11.50 per whole share and one right (“Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $57,500,000.

As of February 19, 2020, a total of $57,500,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of February 19, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with NeoGenesis Holding Co. Ltd., the Company’s sponsor, of 272,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,725,000.

The Private Units are identical to the Units sold in the IPO except that the warrants underlying the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2020, in connection with the IPO, the Company filed its Amended and Restated Articles of Association with the Cayman Islands General Registry. The terms of the Amended and Restated Articles of Association are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 13, 2020, by and between the Company and Chardan Capital Markets, LLC.

3.1	Amended and Restated Memorandum and Articles of Association.

4.5	Warrant Agreement, dated February 13, 2020, by and between Continental Stock Transfer & Trust Company and the Company.

4.6	Rights Agreement, dated February 13, 2020, by and between Continental Stock Transfer & Trust Company and the Company.

4.7	Unit Purchase Option, dated February 19, 2020, by and between the Company and Chardan Capital Markets LLC.

10.1	Letter Agreements, dated February 13, 2020, among the Registrant and the Company’s officers, directors and Initial Stockholders.

10.2	Investment Management Trust Agreement, dated February 13, 2020, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	Stock Escrow Agreement, dated February 13, 2020, among the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Registration Rights Agreement, dated February 13, 2020, by and between the Registrant and Initial Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2020

NEWBORN ACQUISITION CORP.

By:	/s/ Wenhui Xiong
Name:	Wenhui Xiong
Title:	Chief Executive Officer

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